Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in this Registration Statement on Form S-3 Amendment #2 of our report dated March 30, 2009 with respect to the audited consolidated financial statements of Magnum Hunter Resources Corporation for the years ended December 31, 2008 and 2007.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ Malone & Bailey, PC

Malone & Bailey, PC
www.malone−bailey.com
Houston, Texas

October 14, 2009